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                                                            EXHIBIT 5(j)

                             SUB-ADVISORY AGREEMENT

         AGREEMENT made as of ____________, 1997 between Bank of America National Trust and Savings Association, a national banking association (herein called the "Adviser"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership (herein called the "Sub-Adviser").

         WHEREAS, Pacific Horizon Funds, Inc., a Maryland corporation (hereinafter called the "Company"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, pursuant to an Investment Advisory Agreement dated as of July 30, 1996 (hereinafter called the "Investment Advisory Agreement"), by and between the Company and the Adviser, the Adviser has agreed to furnish investment advisory services to the Company with respect to its International Equity Fund (the "Fund"); and

         WHEREAS, the Investment Advisory Agreement specifically authorizes the Adviser to sub-contract investment advisory services on behalf of the Fund to a sub-adviser pursuant to a sub-advisory agreement agreeable to the Company and approved in accordance with the provisions of the 1940 Act; and

         WHEREAS, the Board of Directors of the Company and the shareholders of the Fund approved this Agreement, and the SubAdviser is willing to furnish such services upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

         1.       APPOINTMENT.

         The Adviser hereby appoints the Sub-Adviser to act as subinvestment adviser with respect to the Fund, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2.       SERVICES OF SUB-ADVISER.

         Subject to the oversight and supervision of the Adviser and the Company's Board of Directors, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser will determine from time to time what securities and other
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investments will be purchased, retained or sold by the Fund. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Fund by the Adviser, the investment objective, policies and restrictions as stated in the Company's currently effective Registration Statement with respect to the Fund, and resolutions of the Company's Board of Directors. Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will maintain such books and records regarding the securities transactions with respect to the Fund as may be required or otherwise requested by the Company and its Board of Directors and the Sub-Adviser will also supply the Company and its Board of Directors with reports, statistical data and economic information as requested.

         3.       OTHER COVENANTS.

         The Sub-Adviser agrees that it:

                  (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

                  (b) will use the same skill and care in providing services under this Agreement as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (c) will place orders pursuant to its investment determinations with respect to the Fund with brokers or dealers in accordance with the policy set forth in the Fund's Registration Statement or as the Adviser or Board of Directors may direct from time to time. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for specific transactions and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided with respect to the Fund, other investment portfolios or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Adviser and the Company's Board of Directors, to pay to a broker or dealer who provides such brokerage and research


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services a commission for executing a portfolio transaction with respect to the
Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund and to the Company. No prior approval by the Adviser or the Company's Board of Directors, however, shall be required so long as the broker or dealer selected by the Sub-Adviser obtains best price and execution on a particular transaction. In no instance will portfolio securities be purchased from or sold to the Adviser, the Sub-Adviser, or Concord Holding Corporation, or any affiliated person of the Adviser, the Sub-Adviser, or Concord Holding Corporation acting as principal or broker, except as permitted by law. In executing portfolio transactions with respect to the Fund, the Sub-Adviser may, but is not obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Company's currently effective Registration Statement. In such event the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund, such other portfolios and such other clients.

                  (d) will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior or present Company shareholders ("Investors") or those persons or entities who respond to inquiries concerning investment in the Company, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Sub-Adviser from advertising to or soliciting the public generally with respect to other procedures or services, including but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Company.


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                  (e) will not purchase any securities from or sell any
securities to the Adviser, the Company's administrator or either of their affiliates on behalf of the Fund except as permitted by law. Nothing in this subsection shall in any way prohibit the Sub-Adviser or any of its affiliates from purchasing securities from, selling securities to or engaging in any other financial transactions with the Adviser or any of its affiliates on behalf of any other accounts managed by the Sub-Adviser.

                  (f) will provide the Fund's Custodian on each business day with information relating to all transactions concerning the Fund's assets and shall provide the Adviser with such information upon request.

                  (g) on a monthly basis, will provide information regarding investment strategy to be employed by the Sub-Adviser on behalf of the Fund and information regarding the Fund's performance against its benchmark and will provide such other information as the Adviser may reasonably request from time to time.

         4.       SERVICES NOT EXCLUSIVE.

         The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly authorized by the Board from time to time, have no authority to act for or represent the Company or the Adviser in any way or otherwise be deemed their agent.

         5.       BOOKS AND RECORDS.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains with respect to the Fund are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request; provided however that the Sub-Adviser may retain a copy of such records. The SubAdviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         6.       EXPENSES.

         During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions and other transaction costs, if any) purchased or sold with respect to the Fund.


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         7.       COMPENSATION.

         For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser will accept as full compensation therefor, a fee, payable quarterly (in arrears), at the following annual rates based on the average month-end net assets of the Fund as follows:

            Fund Assets                            Rate of Sub-Advisory Fee
            -----------                            ------------------------
         First $50 million                                    0.40%
         Next $100 million                                    0.30%
         Next $350 million                                    0.25%
         Over $500 million                                    0.20%

The Sub-Adviser acknowledges that it shall not be entitled to any further compensation from the Adviser in respect of the services provided and expenses assumed by it under this Agreement. The Sub-Adviser understands and agrees that the Company and the Fund shall have no liability for payment of the Sub-Adviser's fees hereunder, and that the Sub-Adviser's sole recourse for payment of such fees shall be to the Adviser.

         8.       LIMITATION OF LIABILITY.

         The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Company and the Adviser for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Sub-Adviser acknowledges and agrees that the performance of this Agreement is for the benefit of the Company, that the Sub-Adviser is therefore directly liable and responsible to the Company for the performance of its obligations hereunder, and that the Company may enforce in its own name and for itself such liability and responsibility.

         9.       DURATION AND TERMINATION.

         This Agreement will become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until October 31, 1998. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods ending on October 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company's Board of Directors who


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are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Adviser or by the Company (in the case of the Company, by vote of the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the
Fund) on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Company, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Investment Advisory Agreement with respect to the Fund for any reason (whether by the Company, by the Adviser or by operation of law) this Agreement shall terminate upon the effective date of such termination of the Investment Advisory Agreement. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

         10.      AMENDMENT OF THIS AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

         11.      MISCELLANEOUS.

         The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the internal laws, and not the law of conflicts, of the State of Maryland; provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.

         This Agreement may be executed in two or more parts which together shall constitute a single Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                              BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION

                                              By: ______________________________
                                                            Title

                                              WELLINGTON MANAGEMENT COMPANY, LLP

                                              By: ______________________________
                                                            Title


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